UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2007

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida	34108-2710
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 598-3131

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2007, Health Management Associates, Inc. (the “Company”) issued a press release announcing that, effective July 1, 2007, Kelly E. Curry will become its Executive Vice President and Chief Operating Officer. The press release, which is incorporated herein by reference, is attached to this Current Report on Form 8-K as Exhibit 99.1. Biographical information regarding Mr. Curry can be found in such press release.

During September 2006, Mr. Curry began providing consulting services to the Company regarding its hospital operations. Under his existing consulting agreement, which has a one-year term expiring on December 31, 2007, Mr. Curry is being compensated $67,500 per month, plus reimbursement of expenses. Mr. Curry will continue to provide consulting services under such agreement until the effective date of his appointment as the Company’s Executive Vice President and Chief Operating Officer.

As part of Mr. Curry’s initial compensation package, the Compensation Committee of the Company’s Board of Directors approved a sign-on bonus consisting of (i) $75,000 in cash and (ii) a deferred stock award of 100,000 shares of the Company’s common stock that vests 20% on each anniversary date over five years of continued employment. The deferred stock award will be issued under the Company’s 1996 Executive Incentive Compensation Plan.

The Compensation Committee set Mr. Curry’s annual base salary at $675,000. He will also participate in the Company’s performance-based contingent compensation programs, including the annual contingent cash compensation and long-term contingent equity compensation programs. Those programs are more fully described in the Company’s 2007 proxy statement, dated April 13, 2007, under the section entitled “Executive Compensation” and such descriptions are incorporated herein by reference. Mr. Curry’s target cash award under the annual contingent cash compensation program is 100% of his base salary, pro rated for partial years of employment.

Mr. Curry will receive the fringe and other benefits described in the 2007 proxy statement under the sections entitled “Perquisites and Other Personal Benefits” and “Retirement Benefits,” which sections are incorporated herein by reference. The amount of the contingent annual Supplemental Executive Retirement Plan benefit payable to Mr. Curry upon his retirement has not yet been determined. In the event Mr. Curry’s employment with the Company terminates prior to becoming eligible under the Medicare program, the Company will offer him and his spouse health insurance coverage until he or she qualifies under such federal program provided, however, they will each be responsible for payment of premiums to the Company for the insurance as provided under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”).

Mr. Curry and the Company are not parties to an employment agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release, dated June 14, 2007, of Health Management Associates, Inc. announcing the appointment of Kelly E. Curry as its Executive Vice President and Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Management Associates, Inc.

Date: June 20, 2007	By:	/s/ Robert E. Farnham
Robert E. Farnham
Senior Vice President and Chief Financial Officer